NONCOMPETITION AGREEMENT

      This Noncompetition Agreement (this "Agreement") is made as of _____________, 1999, by and between Mediconsult.com, Inc., a Delaware corporation, ("Parent"), and Andre Pilevsky, an individual resident of New Jersey ("Covenantee").

                                    RECITALS

      Concurrently with the execution and delivery of this Agreement, Parent is acquiring Cyber-Tech, Inc., a New Jersey corporation (the "Company") pursuant to the merger of the Company with and into MCNS Merger Subsidiary, II, Inc., a wholly-owned Subsidiary of Parent ("Subsidiary") pursuant to the terms and conditions of that certain Merger Agreement and Plan of Reorganization (the "Merger Agreement") dated __________, 1999, by and among Parent, Subsidiary, the Company, and the shareholders of the Company. Section 6.10 of the Merger Agreement requires that noncompetition agreements be executed and delivered by each of Andre Pilevsky, Daniel J. Rader, M.D. and Sharon Weinberg as a condition to the consummation of the transactions contemplated by the Merger Agreement.

                                    AGREEMENT

      The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

      Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

2. NON-COMPETITION, NON-SOLICITATION.

      (a) Non-Competition. In connection with the acquisition of the Company by Parent pursuant to the terms of the Merger Agreement, the Covenantee hereby agrees that during the period commencing on the date hereof and ending on the second anniversary of the date on which the Covenantee's employment with the Parent and its subsidiaries and affiliates terminates for any reason (the "Non-Compete Period"), he will not, without the express written consent of the Parent, directly or indirectly, anywhere in the United States or Canada, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Parent (or any subsidiary or affiliate of the Parent), whose business, activities, products or services are directly competitive with any of the business, activities, products or services conducted by the Parent on the date the Covenantee's employment with the Parent terminates and over which the Covenantee has had responsibility and which are in the Parent's Field of Interest (each a "Competitive Business"); provided that the Covenantee shall be permitted to be employed by an entity which operates an ancillary business in the Parent's Field of Interest so long as the Covenantee is not involved in such ancillary business. For purposes of this Section 2(a), the Parent's "Field of Interest" shall consist of the development, implementation or sale of on-line or Internet marketing or advertising programs to pharmaceutical and other healthcare organizations and any other on-line or Internet health care related business activity engaged in, or conducted by the Parent or its subsidiaries or affiliates on the date the Covenantee's employment with the Parent terminates, but only to the extent the Covenantee has had responsibility over such business activity. Notwithstanding anything in this Section 2(a) to the contrary, the Covenantee shall not be prohibited from participating, directly or indirectly, in any activity or business (i) with Internet operations outside the health care fields, including but not limited to companies providing non-health care goods or services through the Internet or providing e-commerce services or content that is not a Competitive Business; or (ii) related to health care services, other than on-line or Internet-based or related businesses.

      Notwithstanding anything herein to the contrary, the Covenantee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than five percent (5%) of the equity of such enterprise.

      (b) Non-Solicitation. In addition to the restrictions in Section 2(a) above, the Covenantee also agrees that he will not during the Non-Compete
Period: (i) solicit or encourage any officer or employee of the Parent or its direct or indirect subsidiaries or affiliates to terminate his or her relationship or employment with such entity; or (ii) on behalf of himself or any persons or entity, other than the Parent or any of its direct or indirect subsidiaries and affiliates, solicit business from any client of the Parent or its direct or indirect subsidiaries in the Parent's Field of Interest; provided, however, that the foregoing provision will not prevent the Covenantee from employing or offering to employ any such person who has been terminated by the Parent or a subsidiary or affiliate prior to the commencement of employment discussions between the Covenantee and such employee, and the Covenantee will be permitted to hire and offer to hire non-shareholder employees of the Parent who are contacted as a result of the use of general newspaper or electronic advertisement and other general non-targeted recruitment techniques in the ordinary course of business and consistent with past practices as opposed to targeted solicitations of any one or more of the Parent's employees.

      For purposes of this Agreement, any reference to the subsidiaries of the Parent shall be deemed to include all entities directly or indirectly controlled by it through an ownership of more than fifty percent (50%) of the voting interests, the term "affiliate" shall mean, with respect to any person or entity, any person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity, and the term "person" shall mean an individual, a parent, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization.

      (c) Scope of Agreement. The parties acknowledge that the time, scope, geographic area and other provisions of this Section 2 have been specifically negotiated by sophisticated commercial parties and agree that (i) all such provisions are reasonable under the circumstances of this Agreement, (ii) are given as an integral and essential part of this Agreement and (iii) but for the covenants of the Covenantee contained in this Section 2, the Parent would not have entered into this Agreement. The Covenantee has independently consulted with his counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the business to be conducted by the Parent and its subsidiaries and affiliates, and represents that this Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.


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

      (d) Severability. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

3. CONSIDERATION

      As consideration for Covenantee's performance of the covenants and obligations set forth herein, Parent is this day delivering to Covenantee by certified check or other check acceptable to Covenantee, the sum of $250,000.

4. REMEDIES

      If Covenantee breaches the covenants set forth in Section 2 of this Agreement, Parent and the Company will be entitled to the following remedies:

      (a) damages from Covenantee;

      (b) In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 2 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Parent and the Company and would be an inadequate remedy for such breach.

      The rights and remedies of the parties to this Agreement are cumulative and not alternative.

5. SUCCESSORS AND ASSIGNS

      This Agreement will be binding upon Parent, the Company and Covenantee and will inure to the benefit of Parent and the Company and their affiliates, successors and assigns and Covenantee and Covenantee's assigns, heirs and legal representatives.

6. WAIVER

      Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the


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

party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

7. GOVERNING LAW

      This Agreement will be governed by the laws of the State of New Jersey without regard to conflicts of law principles.

8. JURISDICTION; SERVICE OF PROCESS

      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the United States District Court for the District of New Jersey, or if jurisdiction and venue is not proper in federal courts, then the Superior Court of New Jersey, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

9. SEVERABILITY

      Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 2 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Covenantee.

10. COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11. SECTION HEADINGS; CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.


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

12. NOTICES

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (effective upon written confirmation of receipt), (b) sent by facsimile (effective upon written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

      Covenantee:

            _____________
            _____________
            _____________
            Facsimile No.:___________________

      with a copy to (which shall not constitute notice):

            Brach Eichler
            101 Eisenhower Parkway
            Roseland, New Jersey  07068
            Attention: Stuart L. Pachman, Esq.
            Facsimile No.: (973) 228-7852

      Parent or Company:

            Mediconsult.com, Inc.
            33 Reid Street, 4th Floor
            Hamilton HMIZ
            Bermuda
            Attention:  Robert A. Jennings, CEO

      with a copy to:

            Mediconsult.com, Inc.
            3278 Timberloch Drive
            Marietta, GA 30068
            Attention: E. Michael Ingram, General Counsel

13. ENTIRE AGREEMENT

      This Agreement, the Merger Agreement (together will exhibits and schedules attached thereto), and the documents executed in connection with the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Parent and


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

Covenantee with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

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

      IN WITNESS WHEREOF, the corporate party hereto has caused this Agreement to be executed and delivered by its duly authorized representative, and the individual party hereto has executed and delivered this Agreement, as of the date first above written.

                                        PARENT:

                                        Mediconsult.com, Inc.


                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________


                                        COVENANTEE:


                                        _______________________________
                                        Andre Pilevsky